                               SCHEDULE 14A INFORMATION
                      PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                    /x/
Filed by a Party other than the Registrant                 / /
Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        DIMENSIONAL EMERGING MARKETS FUND INC.
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                   (Name of Registrant as Specified In Its Charter)


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       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

    2)   Aggregate number of securities to which transaction applies:

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    3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

    4)   Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

    5)   Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

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    2)   Form, Schedule or Registration Statement No.:

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    3)   Filing Party:

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    4)   Date Filed:

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

                                                      PRELIMINARY PROXY MATERIAL

                        DIMENSIONAL EMERGING MARKETS FUND INC.

                                  1299 OCEAN AVENUE
                                      11TH FLOOR
                            SANTA MONICA, CALIFORNIA 90401

              NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

                                   OCTOBER 29, 1997

To the Shareholders of Dimensional Emerging Markets Fund Inc.:

    A Special Meeting of Shareholders of Dimensional Emerging Markets Fund Inc. (the "Fund") will be held at the offices of Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California, at 9 a.m. Pacific Coast time, on October 29, 1997 for the following purposes:

    1. To approve or disapprove an amendment to and restatement of the charter of the Fund which provides for the conversion of the Fund into an open-end investment company.

    2. To approve or disapprove a new investment management agreement between Dimensional Fund Advisors Inc. and the Fund providing for a reduction of the current investment management fee rate.

    3. To approve or disapprove a restatement of the Fund's fundamental investment restrictions.

    Shareholders of record at the close of business on September 15, 1997 are entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors



IRENE R. DIAMANT
Secretary
October 15, 1997
Santa Monica, California

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                                      IMPORTANT

Whether or not you plan to attend the meeting, please mark your voting instructions on the enclosed proxy and promptly date, sign and return it in the enclosed envelope. No postage is required if mailed in the United States. We ask your cooperation in helping the Fund by mailing your proxy promptly.

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

                        DIMENSIONAL EMERGING MARKETS FUND INC.

                                  1299 OCEAN AVENUE
                                      11TH FLOOR
                            SANTA MONICA, CALIFORNIA 90401

           PROXY STATEMENT - SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

                                   OCTOBER 29, 1997




    The enclosed proxy is solicited by the Board of Directors of Dimensional Emerging Markets Fund Inc. (the "Fund") in connection with a Special Meeting of Shareholders of the Fund ("Meeting") and any adjournment thereof. Proxies will be voted in accordance with the instructions contained thereon. If no instructions are given, proxies that are signed and returned will be voted in favor of each proposal. A shareholder may revoke his or her proxy at any time before it is exercised by delivering a written notice to the Fund expressly revoking such proxy, by executing and forwarding to the Fund a subsequently dated proxy, or by voting in person at the Meeting. This proxy statement and the accompanying form of proxy are being first sent to shareholders on approximately October 15, 1997. In the event a quorum is not present in person or by proxy at the Meeting or if there are insufficient votes to approve the proposals, the persons named as proxies will consider the best interests of the shareholders in deciding whether the Meeting should be adjourned.

    As of the close of business on September 15, 1997, the record date fixed by the Board of Directors for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting ("Record Date"), 12,011,957.937 shares of the Fund were outstanding. EACH SHARE IS ENTITLED TO ONE VOTE. As of the Record Date, the Directors and officers of the Fund, individually and as a group, beneficially owned none of the Fund's outstanding shares.

    With respect to Proposal 1, a favorable vote of the holders of a majority of the Fund's shares voted at the Meeting is required for approval of the proposal ("Majority Vote"). With respect to Proposals 2 and 3, the vote of the holders of a "majority of the outstanding voting securities" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), represented at the meeting in person or by proxy, is required for the approval of the proposal ("1940 Act Majority Vote"). A 1940 Act Majority Vote means the vote of (a) at least 67% of the shares of the Fund present in person or by proxy, if more than 50% of the shares of the Fund are represented at the meeting, or (b) more than 50% of the outstanding shares of the Fund, whichever is less. Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting, but will be treated as votes not cast and, therefore, would not be counted for purposes of determining whether the Proposals have been approved. No other business may properly come before the Meeting.

    The cost of solicitation, including preparing and mailing the proxy materials, will be borne by the Fund. In addition to solicitations through the mails, the officers and employees of the Fund and the Fund's investment advisor may solicit proxies by telephone, telegraph and personal interviews. It is not anticipated that any of the foregoing persons will be specially engaged for that purpose. The cost of such additional solicitation, if any, including out-of-pocket disbursements, will be borne by the Fund and it is estimated to be nominal in amount.

    As of the Record Date, all of the outstanding shares of the Fund were held by State Street Bank and Trust Company as Trustee of the BellSouth Master Pension Trust. The BellSouth Master Pension Trust is located at 1155 Peachtree Street, N.E., Atlanta, Georgia 30367.


PROPOSAL 1:   APPROVAL OR DISAPPROVAL OF AN AMENDMENT TO AND RESTATEMENT OF THE
              FUND'S CHARTER

    The Board of Directors of the Fund believes that it is advisable for the Fund to amend and restate its charter and take other actions which would have the effect of changing the status of the Fund from a closed-end investment company (referred to herein as a "closed-end fund" or collectively as "closed-end funds") to an open-end investment company (referred to herein as an "open-end fund" or collectively as "open-end funds"). Approval of the proposal will authorize the officers of the Fund to (1) prepare, execute and file articles of amendment and restatement to the Fund's charter ("Articles of Restatement") incorporating the changes summarized below; and (2) take any other acts deemed necessary to effect the change of the Fund to an open-end fund in compliance with applicable laws. As further described below, it is also contemplated that as an open-end fund the Fund will offer its shares only to investment companies and institutional investors.

BACKGROUND

    At the time that the Fund was incorporated in the State of Maryland on January 9, 1991, it was expected that the Fund would best serve the investment interests of prospective shareholders if the Fund operated as a closed-end fund. As was common for other funds investing primarily in emerging market equity securities, such a structure was seen as preferrable because it eased concerns about the small size of the markets and the low volume of trading in such securities, the resulting lack of liquidity and the potential inability of an open-end fund to satisfy shareholder redemption requests. A closed-end fund investing in emerging markets equity securities may have greater investment flexibility than an open-end fund investing in such securities because the former does not have to adjust its investment plans to reflect the potential effects of cash outflow which can result from the exercise by shareholders of the statutory right of redemption provided by the 1940 Act to open-end fund shareholders. A shareholder of an open-end fund has the right to require that the fund redeem shares for their net asset value on each business day. Without the need to meet redemptions, the assets of a closed-end fund could be managed for longer term investment considerations.

    In recent years, however, emerging markets have attracted an increasing number of investors and the liquidity of emerging market equity securities has become less of a concern. Accordingly, now it is not unusual for investment companies that invest in emerging markets to be structured as open-end funds. Further, the investment advisor to the Fund, Dimensional Fund Advisors Inc. (the "Advisor"), believes that by converting to an open-end fund, more investors will be attracted to the Fund. Any resulting inflows of cash may permit more frequent rebalancing of the Fund's assets.

    The Advisor has proposed to the Board of Directors of the Fund that the Fund convert from a publicly offered closed-end fund to an open-end fund which offers its shares only to investment companies and certain institutional investors through private placements pursuant to available exemptions under the Securities Act of 1933, as amended ("Securities Act").

EVALUATION BY THE BOARD OF DIRECTORS

    In deciding to recommend that shareholders approve Proposal No. 1, the Board noted that many of the policies followed by the Fund are consistent with those that would be followed by an open-end fund. The Board asked the Advisor whether the management of the assets of the Fund would be affected by converting the Fund to an open-end fund. The Advisor has indicated to the Board that it believes that the impact of redemptions on an equity fund of this type, designed for long-term investors, is not likely to have a detrimental effect on the management of the Fund's assets.

    The Board also considered the effect that the conversion would have on the present shareholders of the Fund who wish to acquire additional shares or liquidate any part of their present investment. The Directors considered that the shareholders who wish to acquire additional shares will be able to do so on each day that the New York Stock Exchange ("NYSE") is open for business at a public offering price, which is equal to the net asset value of the Fund's shares plus a reimbursement fee equal to 0.50% of such value, next computed after receipt of an order for shares in proper form. Presently, shares may be purchased from the Fund at such public offering price ordinarily as of the last day of each month on which the NYSE is open for regular trading.

    The Board also considered that because shares of the Fund are proposed to be offered only to investment companies and certain institutional investors through private placements pursuant to exemptions under the Securities Act, the Fund will not issue registered shares. Therefore, shares to be issued by the Fund are restricted securities which may not be sold unless registered or pursuant to an available exemption from the Securities Act. However, the Directors concluded that, as holders of shares of an open-end fund, Fund shareholders will benefit from the assurance that they will be able to redeem their shares to the Fund at the net asset value next computed after the receipt of the request to redeem. Presently, in order to liquidate an investment in the Fund, a shareholder must identify a prospective purchaser for his/her shares. Upon conversion of the Fund to an open-end fund, there will be no secondary market for Fund shares and shareholders will forego any opportunity for sales of their shares at a premium from their initial purchase price should such a premium exist. Instead, the Fund will redeem its shares at net asset value.

    The Board concluded that shareholders would benefit from restructuring the Fund as an open-end fund, and that there will not be a significant adverse effect on the management of the assets of the Fund as a result of the need to meet redemption requests.

    The Board also considered that the conversion of the Fund to an open-end fund, with the corresponding statutory right of redemption provided by the 1940 Act, may attract additional assets to the Fund through investment in the Fund by institutional investors. For example, as an open-end fund available only to institutional investors, the Fund may serve as a master fund in a master fund-feeder fund structure. As a master fund, the Fund would serve as the exclusive investment for other investment companies with the same investment objective and policies as the Fund. Such investment companies offer their shares to investors on a public basis and are commonly known as feeder funds.
To the extent of any increase in the assets of the Fund, there is the possibility of reductions in operating expenses due to economies of scale and the Fund would be in a position to pass any such resulting benefits on to its shareholders.

    The Board of Directors also considered that institutional investment in the Fund also entails the risk that economies and expense reductions might not be achieved and additional investment opportunities, such as increased diversification, might not be available if other institutions do not invest in the Fund. Also, if an institutional investor were to redeem its interest in the Fund, the remaining shareholders could experience higher pro rata operating expenses, thereby producing lower returns, and the Fund's security holdings may become less diverse, resulting in increased risk. Institutional investors that have a greater pro rata ownership interest in the Fund than the Fund's existing shareholders could have effective voting control over the operation of the Fund. The Board believes, however, that the potential benefits to be gained by shareholders outweigh the risks of converting the fund to an open-end fund which offers its shares only to institutional investors through private placements.

    If Proposal 1 is approved by shareholders, it is expected that the Fund will be converted to an open-end investment company on approximately October 31, 1997, or as soon as practical thereafter.

1.  ARTICLES OF AMENDMENT AND RESTATEMENT

    The change of the Fund to open-end fund status requires a number of changes to the charter of the Fund. In addition to approving such changes, the Board of Directors also approved amendments to the charter in order to conform its provisions to those provisions customarily contained in charters of open-end funds organized under the laws of the State of Maryland. The proposed amendments to the charter are summarized below, and will be incorporated in the Articles of Restatement. The full text of the amendments appear in the form of Articles of Restatement attached to this Proxy Statement as Exhibit A. The summary below is qualified by reference to the full text set forth in the exhibit.

    a. All references in the charter to "non-redeemable" securities and "closed-end" investment company will be deleted. Where appropriate, such references will be made to "redeemable" securities and an "open-end" investment company.

    b. Charter provisions that are permissible for a corporation that issues shares of a closed-end fund but which are not permissible for a corporation that issues shares of an open-end fund will be deleted. For example, while closed-end funds are permitted to issue a class of senior securities under Section 18(f) of the 1940 Act under certain circumstances, open-end funds are generally prohibited from doing so. Therefore, the provisions in the charter that permit the Board to authorize the issuance of senior securities will be deleted.

    c. The charter will be amended to provide that each share of each class of the Fund shall be entitled to a fractional vote for each fractional share held. Presently, the charter does not provide for fractional voting.

    d. A charter provision will be included clarifying that the currently issued and outstanding shares of the Fund are considered to be shares of one class of the Fund's common stock. In this regard, the provisions relating to voting, consideration received for share purchases, rights to dividends and upon liquidation will be those that are consistent with the operation of an open-end fund which issues classes of shares and the relative rights of the shareholders thereof. Specifically, charter provisions will be included which provide that
         (i) shareholders are entitled to vote only with respect to matters which affect the interest of the class of shares which they hold, except as otherwise required by applicable law; (ii) proceeds from the issuance or sale of shares of a class shall belong to such class;
         (iii) a shareholder will be entitled to a pro rata shares of all dividends and distributions arising from the assets of the class in which she/he invests; and (iv) if liquidation of the Fund should occur, shareholders would be entitled to receive on a per class basis the assets of the particular class whose shares they own, as well as a proportionate share of the Fund's assets not attributable to any particular class.

    e. For purposes of simplifying the charter, provisions expressly granting to the Board the authority to take certain actions where such authority is not required to be expressly stated in the charter of a Maryland corporation in order for the Board to exercise such authority will be deleted.

    f. Charter provisions relating to redemption and liquidation will be those applicable to an open-end fund in accordance with the provisions of the 1940 Act and in connection therewith the net asset value of the Fund will be calculated as of the close of business on each business day. In addition, a provision has been added which provides the (i) Directors with the power to place restrictions on the right of redemption, consistent with the requirements of the 1940 Act; and (ii) Fund with the right to redeem the shares of a class at net asset value upon such terms and conditions as the Board of Directors shall determine.

    g. Conforming amendments will be made throughout the Articles of Restatement.

2.  ADDITIONAL INVESTMENT POLICY

    The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities. No change in this investment objective is proposed in connection with conversion of the Fund to an open-end fund. The policies and restrictions of the Fund generally conform to the limitations which apply to the operation of open-end funds, and no significant changes are called for in order to meet the requirements applicable to open-end funds at the present time.

    One specific change will be made to conform the Fund's policies to the current positions of the SEC applicable to open-end funds. Specifically, the SEC seeks to assure that every open-end fund has adequate liquidity so that it can meet redemption requests in a timely fashion. For this reason, it is the current position of the staff of the SEC not to permit an open-end fund to invest more than 15% of its assets in any combination of assets which are "illiquid." Generally, an asset is considered to be illiquid if disposition of the asset is restricted by law, if there is no readily available market for the asset, or if the proceeds of a sale or liquidation of the asset would not be available to the selling fund in seven days at approximately the value at which the fund has valued the investment. This policy does not apply to closed-end funds, such as the Fund, which do not have to provide cash to meet redemption requests.

    Therefore, as an open-end fund, the Fund does not intend to invest more than 15% of its total assets in illiquid securities. This investment restriction has been designated by the Board as a non-fundamental restriction. A change in a non-fundamental investment restriction does not require the approval of shareholders. This new restriction will become effective when the conversion of the Fund to open-end status becomes effective.

DIRECTORS' RECOMMENDATION

    The Board of Directors of the Fund unanimously recommends that the shareholders of the Fund vote to approve Proposal 1.


                                   *  *  *  *  *  *


PROPOSAL 2:   TO APPROVE OR DISAPPROVE A NEW INVESTMENT MANAGEMENT AGREEMENT

BACKGROUND

    Shareholders are asked to approve a new investment management agreement ("New Agreement") to replace the current investment management agreement between the Advisor and the Fund ("Current Agreement"). The New Agreement contains the same terms and conditions as the Current Agreement, except for a reduction in the investment management fee rate and change in the effective and termination dates.

    Pursuant to the terms of the New Agreement, on an annual basis the fee payable by the Fund to the Advisor would be reduced from .50% of the net asset value of the Fund to .10% of the net assets of the Fund. The Advisor has informed the Board of Directors that it has proposed this reduction in the rate of the management fee because it believes that such rate is appropriate for the level of services it provides to the Fund at the present time. Since March 1, 1994, the Advisor has voluntarily waived a portion of its management fee payable by the Fund so that the effective fee paid by the Fund to the Advisor equaled on an annual basis 0.10% of the net assets of the Fund.

EVALUATION OF THE NEW AGREEMENT BY THE BOARD OF DIRECTORS

    The Board of Directors of the Fund, including a majority of the directors who are not parties to the New Agreement or interested persons of any such party, voted unanimously to approve the New Agreement and to recommend its approval to the shareholders of the Fund.

    In determining whether to recommend the New Agreement to shareholders for their approval, the Directors of the Fund considered that the terms of the New Agreement did not contemplate any change in the level of services to be provided to the Fund or in shareholder services. In addition, the Advisor informed the Board of Directors that the proposed reduction in fee reflected in the New Agreement would not reduce the quality of the Advisor's services and that its obligations will remain the same in all respects.

    In reaching its decision to approve the New Agreement and recommend its approval to the Fund's shareholders, the Board of Directors of the Fund also considered the nature and quality of the services to be rendered by the Advisor, the fee to be received by the Advisor, and other pertinent matters. Based upon the foregoing, the Board of Directors unanimously approved the New Agreement and recommended its approval by shareholders.

INFORMATION CONCERNING THE CURRENT AGREEMENT AND THE NEW AGREEMENT

    Pursuant to the terms of the Current Agreement, the Advisor manages the investment and reinvestment of the assets of the Fund, and continuously reviews, supervises and administers the Fund's investment program. The Advisor provides the Fund with a trading department and selects brokers and dealers to effect securities transactions. Under the Current Agreement, the Advisor also determines the securities to be purchased or sold and provides the Fund with records concerning the Advisor's activities and renders regular reports to the Board of Directors and officers of the Fund.

    The Fund bears all of its own costs and expenses, including: services of its independent accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and directors, the cost of filing its registration statements under applicable federal and state securities laws, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees.

    The terms of the Current and New Agreements are identical except for the investment management fee rate and change in the effective and termination dates, as described below.

    The date of the Current Agreement is February 28, 1994, and it was last submitted to the Fund's sole shareholder on February 25, 1994 for the purpose of approving an increase in the management fee. The Board of Directors unanimously approved the continuance of the Current Agreement at a meeting held on December 20, 1996. Pursuant to the Current Agreement, the Fund is obligated to pay the Advisor a monthly fee equal to .04167% (representing an annual rate of .50%) of the net asset value of the Fund. For the fiscal year ended November 30, 1996, the Advisor waived a portion of its fee such that the effective fee paid to the Advisor by the Fund equaled the annual rate of 0.10% of the net assets of the Fund. For the fiscal year ended November 30, 1996, $173,017 in total management fees were paid by the Fund to the Advisor. Under the terms of the New Agreement, the Fund would pay a monthly fee equal to one-twelfth of .10% of the net assets of the Fund. If the New Agreement had been in effect during the Fund's 1996 fiscal year, the Fund also would have paid $173,017 in management fees to the Advisor. There is no difference between these dollar amounts expressed as a percentage of the amount paid to the Advisor under the Current Agreement for the Fund's 1996 fiscal year.

    It is anticipated that the New Agreement will become effective on or about October 31, and will continue in effect until December 31, 1997, and, thereafter, only if such continuance is approved at least annually by a vote of the Fund's Board of Directors who are not parties to the New Agreement or interested persons of any such party, cast in person at a meeting called for such purpose. In addition, continuance of the New Agreement may be effected if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund.

    The New Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Advisor. In addition, the New Agreement may be terminated by the Advisor after ninety days' written notice to the Fund. It will automatically terminate in the event of its assignment.

    The Current and New Agreements each permit the Advisor to knowingly pay commissions on securities transactions which are greater than another broker might charge if the Advisor determines in good faith that the commission paid was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of that specific transaction or the Advisor's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.

INFORMATION REGARDING THE ADVISOR

    The Advisor, located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, was organized in May 1981 and is engaged in the business of providing investment management services to institutional investors.

    David G. Booth and Rex A. Sinquefield, directors and officers of both the Fund and the Advisor, together own approximately 52.15% of the Advisor's outstanding stock. The name, address and principal occupation of each director and principal executive officer of the Advisor is set forth below. The officers of the Advisor and the Fund are also listed below.

    DIRECTORS AND PRINCIPAL EXECUTIVE OFFICERS OF THE ADVISOR

    David G. Booth, Santa Monica, CA, is Chairman - Chief Executive Officer, President and a Director of the Advisor and the Fund. He is also President, Chairman - Chief Executive Officer and a Trustee of The DFA Investment Trust Company (the "Trust") (registered investment company). Mr. Booth is also Chairman - Chief Executive

    Officer, President and a Director of DFA Securities Inc., DFA Investment Dimensions Group Inc. (registered investment company), Dimensional Investment Group Inc. (registered investment company) and DFA Australia Limited ("DFA Australia"). He is Chairman and Director of Dimensional Fund Advisors Ltd. ("DFAL").

    Rex A. Sinquefield, Santa Monica, CA, is Chairman - Chief Investment Officer and a Director of the Advisor and the Fund. He is also Chairman - Chief Investment Officer and a Director of DFA Securities Inc., DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc. and DFA Australia. He is Trustee and Chairman - Chief Investment Officer of the Trust, and Chairman, Chief Executive Officer and Director of DFAL.

    Eugene Francis Fama, Chicago, IL, Director, is the Robert R. McCormick Distinguished Service Professor of Finance, and has been engaged in teaching and research in finance and economics at the Graduate School of Business, University of Chicago, Chicago, Illinois since September, 1963. Mr. Fama also is a Director of DFA Securities Inc.

    John Andrew McQuown, Mill Valley, CA, Director, has been self employed since 1974 as an entrepreneur, financier and consultant to major financial institutions. He is also a Director of Mortgage Information Corporation, KMV Corporation and Microsource, Inc. Mr. McQuown also is a Director of DFA Securities Inc.

    Lloyd Stockel, Los Angeles, CA, Director, is a private investor and a retired general partner of Goldman Sachs & Co. Mr. Stockel also is a Director of DFA Securities Inc.

    OFFICERS OF THE ADVISOR AND THE FUND

    Arthur Barlow, Vice President, Santa Monica, CA.

    Truman Clark, Vice President, Santa Monica, CA.

    Maureen Connors, Vice President, Santa Monica, CA.

    Robert Deere, Vice President, Santa Monica, CA.

    Irene R. Diamant, Vice President and Secretary, Santa Monica, CA.

    Eugene Fama, Jr., Vice President, Santa Monica, CA.

    Kamyab Hashemi-Nejad, Vice President, Controller and Assistant Treasurer, Santa Monica, CA.

    Stephen P. Manus, Vice President, Santa Monica, CA.

    Karen McGinley, Vice President, Santa Monica, CA.

    Catherine L. Newell, Vice President, Santa Monica, CA.

    David Plecha, Vice President, Santa Monica, CA.

    George Sands, Vice President, Santa Monica, CA.

    Michael T. Scardina, Vice President, Chief Financial Officer and Treasurer, Santa Monica, CA.

    Jeanne C. Sinquefield, Ph.D., Executive Vice President, Santa Monica, CA.

    Scott Thornton, Vice President, Santa Monica, CA.

    Weston Wellington, Vice President, Santa Monica, CA.

    Each of the officers listed above, other than Michael T. Scardina, owns stock of the Advisor in an amount not exceeding 1% of the Advisor's total outstanding stock. Mr. Scardina owns 3.31% of the Advisor's total outstanding stock.

    At the present time, the Advisor serves as investment advisor to the investment companies listed below, each of which has as its investment objective to seek long-term capital appreciation and seeks to achieve its objective by investing in emerging markets designated by the Investment Committee of the Advisor. With respect to such investment companies, the table below also sets forth the net assets as of August 31, 1997, and the rate of the Advisor's compensation.



                                                                INVESTMENT
                                          NET ASSETS        MANAGEMENT FEE AS
                                             AS OF           A PERCENTAGE OF
NAME OF INVESTMENT COMPANY             AUGUST 31, 1997     AVERAGE NET ASSETS
--------------------------             ---------------     ------------------
Emerging Markets Series*               $259 million               0.10%
Emerging Markets Small Cap Series*     $23 million                0.20%

-----------------

* The Series is a separate series of The DFA Investment Trust Company, a registered investment company, and serves as a master fund in a master fund-feeder fund structure.

DIRECTORS' RECOMMENDATION

    The Board of Directors of the Fund unanimously recommends that the shareholders of the Fund vote to approve the New Agreement.

                                   *  *  *  *  *  *

PROPOSAL 3:   TO APPROVE OR DISAPPROVE REVISIONS TO THE FUND'S FUNDAMENTAL
              INVESTMENT POLICIES

    The Fund's fundamental investment policies, as set forth as "Investment Restrictions," in the Fund's prospectus, currently contain numerous restrictions against making certain types of investments based upon prohibitions in the 1940 Act as well as various state blue sky laws. On October 11, 1996, President Clinton signed the National Securities Markets Improvement Act of 1996. This new legislation created a national system of regulating mutual funds by pre-empting state blue sky laws that require the registration or qualification of such securities. As a result of this legislation investment companies need not comply with state blue sky laws restricting an investment company's investments, and the Fund desires to eliminate all such restrictions other than those also mandated by the 1940 Act. Accordingly, it is proposed that the following restrictions on the Fund's investment activities be eliminated:

    (1)  the writing or acquiring of options;

    (2) in connection with the purchase or sale of foreign currency futures contracts, investing no more than 5% of the Fund's assets as initial or variation margin deposits;

    (3) purchasing or retaining securities of an issuer if those officers and directors of the Fund or the Advisor owning more than 1/2 of 1% of such securities together own more than 5% of such securities;

    (4) pledging, mortgaging or hypothecating any of the Fund's assets to an extent greater than 10% of its total assets at fair market value, except to secure borrowings;

    (5) investing more than 5% of the Fund's total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation;

    (6) acquiring interests in oil, gas or other mineral exploration, leases or development programs;

    (7)  purchasing warrants;

    (8)  selling securities short; and

    (9) as to 100% of the Fund's assets, acquiring no more than 10% of the voting securities of any issuer.

    None of the restrictions that are proposed to be deleted are expected to have any material impact upon the Fund's continued operations.

    With respect to commodities and options, the Fund's current investment limitations provide that it will not invest in commodities or write or acquire options, except the Fund may purchase or sell foreign currency futures contracts and options, provided that not more than 5% of the Fund's assets are then invested as initial or variation margin deposits. As set forth above, it is proposed that the Fund's restriction on writing or acquiring options and the 5% restriction with respect to margin deposits be eliminated as fundamental policies. In addition, it is proposed that the Fund's limitation on commodities be amended to state that the Fund is permitted to purchase or sell "financial futures contracts and options thereon." While the Fund is currently permitted to invest in foreign currency futures contracts and options, this amended policy would provide the Fund with the flexibility to invest in additional types of futures and options contracts, such as stock index futures contracts and options thereon. For example, it is anticipated that the Fund could engage in such transactions for the purpose of remaining fully invested and to maintain liquidity to pay redemptions. This proposed change is not expected to materially affect the operations of the Fund.

    To the extent that the Fund invests in futures contracts and options thereon for other than bona fide hedging purposes, the Fund will not enter into such transactions if, immediately thereafter, the sum of the amount of initial margin deposits and premiums paid for open futures options would exceed 5% of the Fund's total assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%.

    Futures and option transactions entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Fund and the prices of such futures contracts and options. At times, the market for such contracts and options might lack liquidity, thereby inhibiting the Fund's ability to close a position in such investments. Gains or losses on investments in futures and options depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited.

    A change in the Fund's current investment limitation concerning borrowing is also being proposed. The Fund's current limitation in this regard states that the Fund will not "borrow, except in connection with a foreign currency transaction, the settlement of a portfolio trade, or as a temporary measure for extraordinary or emergency purposes and, in no event, in excess of 33% of the Fund's gross assets valued at the lower of market or cost." It is proposed that the Fund's current borrowing policy be amended in two respects. First, the Fund wishes to clarify that when it borrows for extraordinary or emergency purposes, such borrowing is deemed to include meeting redemption requests. Second, it is proposed that with respect to permissible borrowings, the Fund not borrow in excess of 33% of its "net assets valued at market," rather than 33% of its "gross assets valued at the lower of cost or market." This latter change is being proposed so that the Fund's limitation on borrowing is consistent with the limitations on borrowing for open-end funds imposed by the 1940 Act.

    The Fund is currently subject to an investment limitation which states that it will not "acquire more than 10% of the voting securities of any issuer."
This limitation applies to 100% of the Fund's assets. It is proposed that this limitation be eliminated and replaced with a restriction which provides that the Fund will not, as to 75% of its assets, acquire more than 10% of the voting securities of any issuer. This change is being proposed so that the Fund's limitation with respect to its investment in the voting securities of any one issuer is consistent with the requirement under the 1940 Act for a diversified investment company, such as the Fund. The proposed change in this limitation is not expected to materially affect the operations of the Fund.

    In light of the foregoing, it is proposed that the Fund's investment restrictions be restated as follows:

    The Fund will not:

    (1) invest in commodities or purchase or sell real estate (including limited partnership interests), although it may purchase and sell securities of companies which deal in real estate and may purchase and sell securities which are secured by interests in real estate and may purchase or sell financial futures contracts and options thereon, such as foreign currency futures contracts and options and index futures contracts and options;

    (2) make loans of cash, except through the acquisition of publicly-traded debt securities and short-term money market instruments;

    (3) invest in the securities of any issuer (except obligations of the U.S. government and its instrumentalities) if, as a result, more than 5% of the Fund's total assets, at market, would be invested in the securities of such issuer, provided that this limitation applies only to 75% of the total assets of the Fund;

    (4) borrow, except in connection with a foreign currency transaction, the settlement of a portfolio trade, or as a temporary measure for extraordinary or emergency purposes, including to meet redemption requests, and, in no event, in excess of 33% of the Fund's net assets valued at market;

    (5) engage in the business of underwriting securities issued by others, except to the extent that the sale of securities originally acquired for investment purposes may be deemed an underwriting;

    (6) invest for the purpose of exercising control over management of any company;

    (7) acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Fund's total assets would be invested in securities of companies within such industry;

    (8)  purchase securities on margin; or

    (9) as to 75% of the Fund's assets, acquire more than 10% of the voting securities of any issuer.


DIRECTORS' RECOMMENDATION

    The Board of Directors of the Fund unanimously recommends that the shareholders of the Fund vote to approve the revisions to the Fund's investment policies.

                                   *  *  *  *  *  *

OTHER MATTERS

    CHANGE IN POLICY REGARDING VALUE SECURITIES

    The emerging markets in which the Fund invests are those approved by the Investment Committee of the Advisor to the Fund ("Approved Markets"). Since it commenced operations, the Fund has sought to achieve its investment objective by attempting to own shares of companies whose aggregate overall share of the Approved Market's total public capitalization is at least the upper 40% of such capitalization, and can be as large as 75%. Each of the members of the Investment Committee of the Advisor and the Board of Directors of the Fund has approved a change in policy of the Fund which provides that the Fund will seek to achieve its investment objective by investing in emerging market equity securities which are deemed by the Advisor to be value stocks at the time of purchase ("value securities"). Securities are considered value securities primarily because they have a high book value in relation to their market value. In measuring value, the Advisor may consider additional factors such as cash flow, economic conditions and developments in the issuer's industry.

    The Fund's portfolio will be adjusted to include value stocks gradually and in an orderly fashion consistent with an attempt to minimize the costs incurred by sales of the portfolio's stocks not considered to be value securities by the Advisor. It is anticipated that the shift in policy will be accomplished by March of 1998 so by that time the Fund will have at least 65% of its portfolio invested in value securities.

   This change in the Fund's investment policy is not a change in a fundamental policy of the Fund and, therefore, the 1940 Act does not require approval by the Fund's shareholders.


OTHER INFORMATION

    PFPC Inc. serves as the accounting services, dividend disbursing and transfer agent for the Fund and is located at 400 Bellevue Parkway, Wilmington, DE 19809. The Fund acts as distributor of each series of its own shares of stock. The Fund has entered into an agreement with DFA Securities Inc., a wholly-owned subsidiary of the Advisor, pursuant to which DFA Securities Inc. is responsible for supervising the sale of the shares of the Fund. No compensation is paid by the Fund to DFA Securities Inc. under this agreement.

    Coopers & Lybrand L.L.P. serve as the Fund's independent accountants. A representative of Coopers & Lybrand L.L.P. is not expected to be present at the Meeting.

SHAREHOLDER REPORTS

    The most recent Annual Report and the Semi-Annual Report for the Fund is available at no cost to shareholders upon request by contacting the Fund at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401 or returning the enclosed postage-paid card.

SHAREHOLDER PROPOSALS

    Any shareholder who desires to submit a shareholder proposal may do so by submitting such proposal in writing, addressed to the Secretary of the Fund, at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Ordinarily, the Fund does not hold shareholders' meetings.

                             By Order of the Board of Directors



                             IRENE R. DIAMANT
                             Secretary
October 15, 1997

                                                                     EXHIBIT A
                    FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT


                        DIMENSIONAL EMERGING MARKETS FUND INC.

                        ARTICLES OF AMENDMENT AND RESTATEMENT


THIS IS TO CERTIFY THAT:

    FIRST: Dimensional Emerging Markets Fund Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

    SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

         "SECOND: The name of the Corporation is Dimensional Emerging Markets Fund Inc.

         THIRD: The purpose for which the Corporation is formed is to act as an open-end management investment company. The Corporation may exercise all of the powers provided in these Articles or granted by law.

         FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name and post office address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

         FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is 200,000,000 shares of a par value of one cent ($.01) per share and having an aggregate par value of $2,000,000, all of which shall be considered common stock and are allocated to the following class or classes (each a "Class" and collectively the "Classes"):
    "Dimensional Emerging Markets Fund Shares."

         Subject to the provisions of these Articles of Amendment and Restatement, the Board of Directors shall have the power to authorize the issuance of shares of stock of the Corporation for such consideration as may be fixed by the Board of Directors.

         The Board of Directors of the Corporation shall have the power to classify and reclassify any unissued shares of stock of the Corporation, from time to time, into one or more Classes, by setting or changing the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms, and conditions of redemption and other characteristics as the Board may determine. At any time when there are no shares outstanding of a Class, such Class may be terminated by the Board of Directors.

         The holder of each share of each Class shall be entitled to one vote for each full share and a fractional vote for each fractional share. On any matter submitted to a vote of stockholders, all shares of all Classes then issued and outstanding shall be voted in the aggregate, and not by Class, except (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended (the "1940 Act"), shares shall be voted by Class, or (3) when the matter to be voted does not affect any interest of a Class, then only stockholders of the affected Class shall be entitled to vote thereon. There shall be no cumulative voting.

         Notwithstanding any provision of the Maryland General Corporation Law requiring more than a majority of the votes of all Classes, or any Class, entitled to vote on a matter, including but not limited to amending the Articles of Incorporation, the Corporation may take or authorize corporate action upon the favorable vote of a majority of the shares of stock of all Classes, or the Class or Classes entitled to vote thereon, as provided in the preceding paragraph.

         The Class known as Dimensional Emerging Markets Fund Shares shall have the following powers, preferences, rights, and the characteristics, restrictions, and limitations thereof shall be as follows:

         1. All consideration received by the Corporation for the issue or sale of stock of the Class, together with all assets, income and proceeds derived from the sale, exchange, or liquidation of assets of such Class, and any funds or payments derived from any reinvestment thereof, shall belong to such Class and shall be so recorded upon the books of account of the Corporation.

         2. The assets of the Class shall be charged with the liabilities of such Class, and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

         3. Dividends or distributions on shares of the Class shall be paid only out of earnings, surplus, or other legally available assets of such Class.

         4. In the event of the liquidation or dissolution of the Corporation, stockholders of the Class shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class, and the assets so distributable to the stockholders of the Class shall be distributed among such stockholders in proportion to the number of shares of such Class held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular Class and available for distribution, such assets shall be distributed to the holders of stock of all Classes in proportion to the relative net asset value of the respective Classes determined as hereinafter provided.

         5. The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.

         6. The shares of the Class shall be redeemable at the net asset value thereof, calculated as provided by the Board of Directors, and the proceeds of redemption shall be payable in cash or in other assets lawfully available therefore, or a combination thereof, as determined by the Board of Directors. The Board of Directors may, from time to time, place such restrictions on the right of redemption and the manner of effecting redemptions as, in their judgment, is necessary and desirable, provided, however, that no such restriction may be imposed which is not consistent with the requirements of the 1940 Act. Subject to the foregoing, the shares of the Class shall be redeemable by the holders thereof upon request. In addition, the Corporation shall have the right to redeem the shares of the Class at the net asset value of such shares upon such terms and in such manner, and at such time, as the Board of Directors shall determine.

         SIXTH:    The number of Directors of the Corporation shall be seven
    (7), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the Maryland General Corporation Law, as amended from time to time. The names of the current directors who shall act until the next following annual meeting and until their successors are duly chosen and qualify are:

         David G. Booth                Rex A. Sinquefield
         George M. Constantinides      John P. Gould
         Roger G. Ibbotson             Merton H. Miller
         Myron S. Scholes

         SEVENTH: (a) Subject to any limitation imposed by the 1940 Act, shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

              (b) Subject to any limitations imposed by the 1940 Act, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the 1940 Act, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         EIGHTH:   The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation."

    THIRD: The amendment to and restatement of the charter of the Corporation has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

    FOURTH: The current address of the principal office of the Corporation in the State of Maryland is set forth in Article Fourth of the foregoing amendment and restatement of the charter.

    FIFTH: The name and address of the Corporation's current resident agent is set forth in Article Fourth of the foregoing amendment and restatement of the charter.

    SIXTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article Sixth of the foregoing amendment and restatement of the charter.

    SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

    IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 29th day of October, 1997.


ATTEST:                                           DIMENSIONAL EMERGING MARKETS
                                                  FUND INC.



/s/ Irene R. Diamant                              By: /s/ David G. Booth
---------------------------                           ----------------------
Irene R. Diamant, Secretary                           David G. Booth, President

BY SIGNING AND DATING THE LOWER PORTION OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

DIMENSIONAL EMERGING MARKETS FUND INC.                        PROXY IS SOLICITED
                                             ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS MICHAEL T. SCARDINA, IRENE R. DIAMANT AND CATHERINE L. NEWELL, OR ANY ONE OF THEM, WITH THE RIGHT OF SUBSTITUTION, PROXIES OF THE UNDERSIGNED AT THE SPECIAL MEETING OF SHAREHOLDERS OF DIMENSIONAL EMERGING MARKETS FUND INC. ("FUND") TO BE HELD AT 1299 OCEAN AVENUE, 11TH FLOOR, SANTA MONICA, CALIFORNIA, 90401 AT 9 A.M., PACIFIC COAST TIME, ON OCTOBER 29, 1997 OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF, WITH ALL THE POWERS WHICH THE UNDERSIGNED WOULD POSSESS, IF PERSONALLY PRESENT, AND INSTRUCTS THEM TO VOTE UPON ANY MATTERS WHICH MAY PROPERLY BE ACTED UPON AT THIS MEETING, AND SPECIFICALLY AS INDICATED ON THE LOWER PORTION OF THIS FORM.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER WHOSE SIGNATURE APPEARS BELOW. IF PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF EACH OF THESE MATTERS.


 TO VOTE MARK AN   /X/   IN BLUE OR BLACK INK BELOW    PLEASE FOLD HERE

--------------------------------------------------------------------------------

                                                 FOR       AGAINST   ABSTAIN

 1. TO APPROVE AN AMENDMENT TO AND RESTATEMENT   / /         / /       / /
    OF THE CHARTER OF THE FUND WHICH PROVIDES
    FOR THE CONVERSION OF THE FUND INTO AN
    OPEN-END INVESTMENT COMPANY.


                                                 FOR       AGAINST   ABSTAIN

 2. TO APPROVE OR DISAPPROVE A NEW INVESTMENT    / /         / /       / /
    MANAGEMENT AGREEMENT.


                                                 FOR       AGAINST   ABSTAIN

 3. TO APPROVE OR DISAPPROVE A RESTATEMENT OF    / /         / /       / /
    THE FUND'S FUNDAMENTAL INVESTMENT POLICIES.




                   -----------------   ---------------------------   ---------
                   SIGNATURE           SIGNATURE (JOINT OWNER)       DATE

                   PLEASE DATE AND SIGN NAME OR NAMES AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.